Q1 2022 Financial Results May 16, 2022

Forward-Looking Statements Certain statements made in this presentation are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Fathom Digital Manufacturing Corporation (“Fathom”) that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to recognize the anticipated benefits of our business combination with Altimar Acquisition Corp. II; changes in general economic conditions, including as a result of the COVID-19 pandemic; the outcome of litigation related to or arising out of the business combination, or any adverse developments therein or delays or costs resulting therefrom; the ability to meet the New York Stock Exchange’s listing standards following the consummation of the business combination; costs related to the business combination and additional factors discussed in Fathom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2022 as well as Fathom’s other filings with the SEC. If any of the risks described above materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by our forward-looking statements. There may be additional risks that Fathom does not presently know or that Fathom currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Fathom’s expectations, plans or forecasts of future events and views as of the date of this presentation. Although Fathom may elect to update these forward-looking statements at some point in the future, Fathom specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Fathom’s assessments as of any date subsequent to the date of this presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Non-GAAP Information This presentation includes Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. We define and calculate Adjusted Net Income as net income (loss) before the impact of any increase or decrease in the estimated fair value of the company’s warrants or earnout shares. We define and calculate Adjusted EBITDA as net losses before the impact of interest income or expense, income tax expense and depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, and certain other non-cash and non-core items, as described in the reconciliation included in the Appendix to this presentation. Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring (for example, in the case of transaction-related costs), non-cash (for example, in the case of depreciation and amortization, stock-based compensation) or are not related to our underlying business performance (for example, in the case of interest income and expense). Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenue. We include these non-GAAP financial measures because they are used by management to evaluate Fathom’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to Fathom without unreasonable effort. The company is not able to provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of Fathom's control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to Fathom without unreasonable effort. Fathom provides a range for its Adjusted EBITDA forecast that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA calculation. Fathom provides an Adjusted EBITDA forecast because it believes that Adjusted EBITDA, when viewed with the company's results under GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Disclaimers

Q1 2022 Highlights 1 Adjusted EBITDA is a non-GAAP financial measure. Reconciliations of Non-GAAP financial measures are included in the Appendix. Total Orders: $43.8 million Revenue: $40.5 million Adjusted EBITDA1: $6.2 million Fathom delivered positive results in its first full quarter as a public company, furthering its growth profile and history of profitability and cash generation

Fathom Accelerates Manufacturing Innovation Customer End-Market Robotics Consumer Electronics Semiconductor Agricultural Equipment Precision Equipment Measurement Macro Trend Product Lifecycles Condensing & Digitization Adoption of Additive Manufacturing  Supply Chain Transformation Adoption of Additive Manufacturing  Supply Chain Transformation Business Impact Reduce time to market from 12 weeks to 5 weeks Solved customer labor shortage by leveraging Manufacturing As A Service (MAAS) agreement On-boarded as a new supplier 75% faster than standard process, allowing FATH to ramp to meet customer needs Prevented down line situation expected to last 5 days at 3 shifts per day Incumbent supplier struggled, FATH ramped quickly to double output to meet long term demand Advanced Technologies CNC Machining Additive Manufacturing Sheet Metal Injection Molding Manufacturing as a Service (MAAS) Additive Manufacturing Sheet Metal CNC Machining Additive Manufacturing Manufacturing as a Service (MAAS) Additive Manufacturing Color Tech Dyeing CNC Machining Wire EDM

Q1 2022 Revenue 1 Pro forma revenue is a non-GAAP financial measure. Calculation of Q1 2021 pro forma revenue is included in the Appendix. Revenue growth of ~33% driven by increase in volume of customers served, primarily via M&A Fathom completed five acquisitions in 2021, including Injection Molding business in Q1 2021 Q1 2022 revenue over Q1 2021 pro forma revenue1 increased 6.0% led by organic growth in Precision Sheet Metal and CNC Machining technologies +32.8%

Q1 2022 Adjusted EBITDA1 1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Reconciliation of GAAP net income (loss) to Adjusted EBITDA is included in the Appendix. Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenue. Q1 2022 Adjusted EBITDA totaled $6.2 million SG&A rose to $14.8 million primarily due to expansion of public company infrastructure following NYSE listing in December 2021 Public company costs totaled ~$3.6 million, of which $1.3 million was non-recurring Q1 2022 Adjusted EBITDA margin1 of 15.2% versus 25.2% in Q1 2021 -19.5%

Liquidity and Cash Flow Availability Liquidity ($ in millions) 3/31/2022 Term debt $124.2 Secured revolving credit facility $22.0 Gross debt $146.2 Cash and cash equivalents $12.0 Net debt $134.2 Undrawn revolver commitments $28.0 Available liquidity $40.0 Cash Flow Summary ($ in millions) Q1 2022 Net cash provided by operations $0.7 Capital expenditures $3.3 Payments on debt $5.8 Available liquidity totaled $40.0 million as of 3/31/2022 Gross debt declined by $5.8 million in Q1 2022 Net debt totaled $134.2 million as of 3/31/2022 Net cash provided by operations totaled $0.7 million and capital expenditures were $3.3 million in Q1 2022

Financial Guidance ($ in thousands) Low End High End Revenue $182,000 $192,000 Adjusted EBITDA2 $40,000 $45,000 1 Source: Fathom’s full year 2022 forecast, as of May 16, 2022, reflects management projections and macroeconomic outlook. 2 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See Appendix for a reconciliation of GAAP net income (loss) to Adjusted EBITDA. Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenue. Full Year 2022 Forecast1 Highlights Reaffirmed financial guidance for full year 2022 Projected annual revenue growth of approximately 20% to 26% Adjusted EBITDA2 expected to increase approximately 16% to 31% Adjusted EBITDA margin2 expected to range between 22.0% and 23.4% Annual guidance excludes the impact of unannounced future acquisitions

Summary 1 Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the Appendix. Positive Q1 results highlighted by revenue growth of ~33% 1 2 4 5 3 Order volume of $43.8 million reflects ongoing demand for broad manufacturing services Maintained financial outlook for full year 2022 amid volatile macro environment Strong financial position supports continued execution of growth strategy Adjusted EBITDA1 of $6.2 million underscores differentiated business model

Appendix

Income Statement   Reported Three Months Ended ($ in thousands) 3/31/2022 3/31/2021 Revenue $40,541 $30,534 Cost of revenue1 $28,544 $17,123 Gross profit $11,997 $13,411       Selling, general, and administrative (SG&A) $14,763 $7,670 Depreciation and amortization $4,517 $2,672 Total operating expenses $19,280 $10,342       Operating income (loss) ($7,283) $3,069       Interest expense $1,473 $2,114 Other expense (income), net ($27,049) $1,446       Income (loss) before taxes $18,293 ($491)       Income tax expense $454 $9       Net income (loss) $17,839 ($500)       Adjusted net income (loss)2 ($1,984) $2,060 1 Cost of revenue for the three months ended March 31, 2022, includes approximately $3.5 million in amortization costs related to purchase accounting adjustments following the closing of Fathom’s business combination on December 23, 2021. Excluding these non-cash purchase accounting adjustments, the cost of revenue for the three months ended March 31, 2022, was $15.5 million, or 38.2% of revenue. 2 See reconciliation of GAAP net income (loss) to adjusted net income (loss) in the Appendix.

Revenue By Product Line   Reported Three Months Ended ($ in thousands) 2022 % Revenue 2021 % Revenue % Change Revenue By Product Line           Additive manufacturing $4,149 10.2% $4,540 14.9% -8.6% Injection molding $6,815 16.8% $6,637 21.7% 2.7% CNC machining $13,326 32.9% $4,831 15.8% 175.8% Precision sheet metal $14,683 36.2% $13,117 43.0% 11.9% Other revenue $1,568 3.9% $1,409 4.6% 11.4% Total $40,541 100% $30,534 100% 32.8%

Reconciliation of GAAP Revenue to Pro Forma Adjusted Revenue1 ($ in thousands) Q1 2021 Revenue $30,534 2021 Acquisitions revenue2 7,714 Pro forma revenue $38,248 1 Pro forma revenue is a non-GAAP financial measure. 2 As described in Fathom’s 2021 Annual Report on Form 10-K, during 2021, Fathom completed the acquisitions of Summit Tooling, Inc., Summit Plastics, LLC, Centex Machine and Welding, Inc., Laser Manufacturing, Inc. and Screenshot Precisions, LLC d/b/a Micropulse West and Precisions Process Corp. (the “2021 Acquisitions”). Information gives pro forma effect to the 2021 Acquisitions as though such transactions occurred on January 1, 2021.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss) ($ in thousands) Q1 2022 Q1 2021 Net income (loss) $17,839 ($500) Acquisition expenses1 - 1,169 Stock compensation 2,128 - Inventory step-up amortization 3,241 277 Change in fair value of warrant liability2 (8,100) - Change in fair value of earnout share liability2 (18,970) - Integration, non-recurring, non-operating, cash, and non-cash costs3 1,878 1,114 Adjusted net income (loss) ($1,984) $2,060 1 Represents expenses incurred related to business acquisitions; 2 Represents the impacts from the change in fair value related to both the earnout share liability and the warrant liability associated with the business combination completed on December 23, 2021; 3 Represents adjustments for other integration, non-recurring, non-operating, cash, and non-cash costs related primarily to integration costs for new acquisitions, severance, and management fees paid to our principal owner.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA ($ in thousands) Q1 2022 Q1 2021 Net income (loss) $17,839 ($500) Depreciation and amortization 6,208 3,526 Interest expense, net 1,500 2,114 Income tax expense 454 9 Acquisition expenses1 - 1,169 Stock compensation 2,128 - Inventory step-up amortization 3,241 277 Change in fair value of warrant liability2 (8,100) - Change in fair value of earnout share liability2 (18,970) - Integration, non-recurring, non-operating, cash, and non-cash costs3 1,878 1,114 Adjusted EBITDA $6,178 $7,709 1 Represents expenses incurred related to business acquisitions; 2 Represents the impacts from the change in fair value related to both the earnout share liability and the warrant liability associated with the business combination completed on December 23, 2021; 3 Represents adjustments for other integration, non-recurring, non-operating, cash, and non-cash costs related primarily to integration costs for new acquisitions, severance, and management fees paid to our principal owner.